UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 15, 2023

AGEAGLE AERIAL SYSTEMS INC.
(Exact name of registrant as specified in charter)

Nevada	001-36492	88-0422242
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8863 E. 34th Street North

Wichita, Kansas 67226

(Address of Principal Executive Offices) (Zip Code)

620-325-6363

(Registrant’s Telephone Number, Including Area Code)

 _______________________________________________________

 (Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 15, 2023, Ageagle Aerial Systems Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”) to vote on the following matters:

1. Election of Directors

All of the following five nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Withheld
Barrett Mooney	10,655,490	1,533,689
Grant Begley (1)(2)(3)	10,562,119	1,627,060
Thomas Gardner (1)(2)(3)	10,417,362	1,771,817
Kelly Anderson (1)(2)(3)	10,913,121	1,276,058

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

2. Advisory Vote on Compensation of Named Executive Officers

Shareholders have approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including, the compensation tables and accompanying narrative discussion set forth in the Proxy Statement, in accordance with the voting results listed below:

For	Against	Abstain	Broker Non-Vote
8,032,602	3,918,112	238,465	19,893,865

3. Ratification of the Company’s Independent Auditors

Shareholders ratified the appointment of WithumSmith+Brown, PC as the independent auditors of the Company for the fiscal year ended December 31, 2023, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Vote
30,789,576	711,294	582,174	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEAGLE AERIAL SYSTEMS INC.

By:	/s/ Nicole Fernandez-McGovern
Name:	Nicole Fernandez-McGovern
Title:	Chief Financial Officer

Dated: June 20, 2023

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